Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	9-30-14	6-30-14	9-30-13
Assets
Loans	$56,155	$55,600	$53,597
Loans held for sale	784	435	699
Securities available for sale	12,245	12,224	12,606
Held-to-maturity securities	4,997	5,233	4,835
Trading account assets	965	890	806
Short-term investments	2,342	3,176	3,535
Other investments	822	899	1,007

Total earning assets	78,310	78,457	77,085
Allowance for loan and lease losses	(804)	(814)	(868)
Cash and due from banks	651	604	748
Premises and equipment	832	844	890
Operating lease assets	304	306	293
Goodwill	1,051	979	979
Other intangible assets	126	108	137
Corporate-owned life insurance	3,456	3,438	3,384
Derivative assets	413	549	475
Accrued income and other assets	3,010	3,090	2,747
Discontinued assets	2,421	4,237	4,838

Total assets	$89,770	$91,798	$90,708

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$33,941	$33,637	$33,132
Savings deposits	2,390	2,450	2,489
Certificates of deposit ($100,000 or more)	2,533	2,743	2,698
Other time deposits	3,338	3,505	3,833

Total interest-bearing deposits	42,202	42,335	42,152
Noninterest-bearing deposits	25,697	24,781	25,778
Deposits in foreign office — interest-bearing	557	683	605

Total deposits	68,456	67,799	68,535
Federal funds purchased and securities sold under repurchase agreements	657	1,213	1,455
Bank notes and other short-term borrowings	996	521	466
Derivative liabilities	384	451	450
Accrued expense and other liabilities	1,537	1,400	1,375
Long-term debt	7,172	8,213	6,154
Discontinued liabilities	42	1,680	2,037

Total liabilities	79,244	81,277	80,472
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,984	3,987	4,029
Retained earnings	8,105	7,950	7,431
Treasury stock, at cost	(2,563)	(2,452)	(2,193)
Accumulated other comprehensive income (loss)	(325)	(289)	(369)

Key shareholders’ equity	10,509	10,504	10,206
Noncontrolling interests	17	17	30

Total equity	10,526	10,521	10,236

Total liabilities and equity	$89,770	$91,798	$90,708

Common shares outstanding (000)	868,477	876,823	897,821

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-14	6-30-14	9-30-13	9-30-14	9-30-13
Interest income
Loans	$531	$526	$532	$1,576	$1,619
Loans held for sale	4	5	5	13	14
Securities available for sale	67	71	76	210	236
Held-to-maturity securities	25	23	22	70	60
Trading account assets	6	7	5	19	15
Short-term investments	2	1	1	4	4
Other investments	4	6	6	16	23

Total interest income	639	639	647	1,908	1,971

Interest expense
Deposits	28	31	37	91	124
Federal funds purchased and securities sold under repurchase agreements	1	—	1	2	2
Bank notes and other short-term borrowings	2	2	2	6	5
Long-term debt	33	33	29	98	98

Total interest expense	64	66	69	197	229

Net interest income	575	573	578	1,711	1,742
Provision (credit) for loan and lease losses	21	10	28	37	111

Net interest income (expense) after provision for loan and lease losses	554	563	550	1,674	1,631

Noninterest income
Trust and investment services income	99	94	100	291	295
Investment banking and debt placement fees	88	99	86	271	249
Service charges on deposit accounts	68	66	73	197	213
Operating lease income and other leasing gains	17	35	44	81	91
Corporate services income	42	41	44	125	132
Cards and payments income	42	43	43	123	122
Corporate-owned life insurance income	26	28	26	80	87
Consumer mortgage income	3	2	3	7	16
Mortgage servicing fees	9	11	15	35	36
Net gains (losses) from principal investing	9	27	17	60	32
Other income (a)	14	9	8	37	40

Total noninterest income	417	455	459	1,307	1,313

Noninterest expense
Personnel	405	389	414	1,182	1,211
Net occupancy	66	68	66	198	202
Computer processing	39	41	38	118	116
Business services and professional fees	36	41	37	118	109
Equipment	25	24	25	73	78
Operating lease expense	11	10	14	31	37
Marketing	15	13	16	33	33
FDIC assessment	9	6	7	21	23
Intangible asset amortization	10	9	12	29	34
Provision (credit) for losses on lending-related commitments	(2)	2	3	(2)	11
OREO expense, net	1	1	1	3	5
Other expense	89	85	83	251	249

Total noninterest expense	704	689	716	2,055	2,108

Income (loss) from continuing operations before income taxes	267	329	293	926	836
Income taxes	64	76	59	232	201

Income (loss) from continuing operations	203	253	234	694	635
Income (loss) from discontinued operations, net of taxes	7	(28)	37	(17)	45

Net income (loss)	210	225	271	677	680
Less: Net income (loss) attributable to noncontrolling interests	—	6	(1)	6	—

Net income (loss) attributable to Key	$210	$219	$272	$671	$680

Income (loss) from continuing operations attributable to Key common shareholders	$197	$242	$229	$671	$618
Net income (loss) attributable to Key common shareholders	204	214	266	654	663

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.28	$.25	$.77	$.68
Income (loss) from discontinued operations, net of taxes	.01	(.03)	.04	(.02)	.05
Net income (loss) attributable to Key common shareholders (b)	.24	.24	.29	.75	.73

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.27	$.25	$.76	$.67
Income (loss) from discontinued operations, net of taxes	.01	(.03)	.04	(.02)	.05
Net income (loss) attributable to Key common shareholders (b)	.23	.24	.29	.74	.72

Cash dividends declared per common share	$.065	$.065	$.055	$.185	$.16

Weighted-average common shares outstanding (000)	867,350	875,298	901,904	875,728	911,918
Weighted-average common shares and potential common shares outstanding (000) (c)	874,122	902,137	908,253	882,451	917,579

(a)	For each of the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.